UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 19, 2004

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles (Address of principal executive offices)	GY1 3RR (Zip Code)

Registrant’s telephone number, including area code	(44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Exhibit 99.1

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure”.

On April 19, 2004, CanArgo Energy Corporation (“CanArgo”) issued a press release announcing that it had completed its acquisition of a 50% interest in the Block XIB (Samgori) Production Sharing Contract in Georgia. A copy of CanArgo’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Exhibit Index

99.1 Press released, dated April 19, 2004, issued by CanArgo Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: April 24, 2004	By:	/s/ Liz Landles Liz Landles, Corporate Secretary